Exhibit 21.  Securities of Registrant


                                                   Year           Percentage
                              Jurisdiction       Acquired         of Voting
Name of Subsidiary          of Incorporation     or Formed     Securities Owned
                            ----------------     ---------     ----------------
ASI Data Services Inc.           Maine             1993              100%

Northeast Savings Bank,          Maine             1987              100%
F.S.B. (and its 100%
owned subsidiary,
Northeast Financial
Service Corporation).

